Exhibit 5.5

July 29, 2011

EVERTEC, Inc.

Cupey Center Building

Road 176, Kilometer 1.3

San Juan, Puerto Rico 00926

Re:	EVERTEC, Inc.
Registration Statement on Form S-4 (Registration No. 333-173504)
Initially Filed on April 14, 2011

Ladies and Gentlemen:

We have acted as special Dominican counsel to EVERTEC Dominicana, S.A., a company organized and existing under the laws of the Dominican Republic (the “Company”), in connection with the Registration Statement on Form S-4, as amended (File No. 333-173504) (the “Registration Statement”) filed by EVERTEC, Inc., a Puerto Rico corporation (“EVERTEC”), the Company and certain other “Guarantors” identified in the Registration Statement with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance by EVERTEC of $220,000,000 aggregate principal amount of its 11% Senior Notes due 2018 (the “Exchange Securities”) and the issuance by the Company and the other Guarantors of guarantees (the “Guarantees”) with respect to the Exchange Securities. The Exchange Securities and the related Guarantees will be issued under an indenture dated as of September 30, 2010, among EVERTEC, the Company, the other Guarantors and Wilmington Trust FSB, as trustee (the “Trustee”), (the “Indenture”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Indenture.

We have examined the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We have also reviewed such corporate records of the Company, such certificates of public officials and such other documents as we have deemed it necessary or appropriate to review for purposes of this opinion letter. As to factual matters, we have assumed the correctness of and relied upon the recitals, statements, representations and warranties of the parties contained in the Indenture and in certificates provided pursuant to or in connection with the Indenture or otherwise provided to us, and we have made no independent inquiries or investigations.

In making such examination and in expressing our opinions, we have further assumed, without investigation or inquiry:

(a)	the due organization and existence of all parties to the Indenture, except to the extent that we express an opinion in Paragraph 1 below regarding the existence of the Company,

EVERTEC, Inc.

July 29, 2011

(b)	the due authorization of the Indenture by all parties thereto, except to the extent that we express an opinion in Paragraph 2 below regarding the authorization of the Indenture by the Company,

(c)	the due execution and delivery of the Indenture by the parties thereto, in substantially the form submitted to us, duly completed in a full, accurate and consistent manner, except to the extent that we express an opinion in Paragraph 3 below regarding the execution and delivery of the Indenture by the Company,

(d)	that each of the parties to the Indenture has the legal right, power and authority to enter into the Indenture and to consummate the transactions contemplated thereby, except to the extent that we express an opinion in Paragraph 1 below regarding the corporate power and corporate authority of the Company, and

(e)	that all signatures on any executed documents furnished to us are genuine, all original documents submitted to us are authentic originals and all certified or other reproductions of documents submitted to us conform to the original documents.

Based upon the foregoing and subject to the assumptions, limitations and qualifications herein set forth, we are of the opinion that:

1.	The Company (a) is validly existing and in good standing as a corporation under the laws of the Dominican Republic and (b) has the corporate power and authority to execute and deliver the Indenture and perform its obligations thereunder.

2.	The execution and delivery by the Company of the Indenture and the performance by the Company of its obligations thereunder have been duly authorized by all requisite corporate action on the part of the Company.

3.	The Indenture has been duly executed and delivered by the Company.

The opinions expressed herein are limited to the laws of the Dominican Republic. Our opinion is rendered as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereinafter come to our attention or any change in the laws, rules, regulations or court decisions which may hereinafter occur.

We hereby consent to the filing of copies of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. This opinion may also be relied upon by Akin, Gump, Strauss, Hauer & Feld, L.L.P. for the purpose of rendering their opinion to you in relation to the Registration Statement.

Very truly yours,

/s/ Luis Miguel Pereyra, Esq.

Luis Miguel Pereyra, Esq.